EXHIBIT 23.2
CONSENT OF NAVIGANT CONSULTING, INC.
We hereby consent to the use of our name and summarization of our report in Exhibit 99.2 of Form 8-K dated November 30, 2005 and incorporated by reference in registration statements of Syntax-Brillian Corporation, including the Registration Statement on Form S-3 (File No. 333-134774).
/s/ Navigant Consulting, Inc.
Los Angeles, CA
September 25, 2006